SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center
Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

RLJ Lodging Trust (the “Company”) is filing as Exhibit 99.1 (which is incorporated by reference herein) to this Current Report of Form 8-K  a description of the material federal income tax considerations relating to the taxation of the Company as a real estate investment trust for federal income tax purposes and the ownership and disposition of the Company’s common shares, preferred shares and depository shares representing preferred shares, as well as its warrants and rights. This description contained in Exhibit 99.1 replaces and supersedes prior descriptions of the federal income tax treatment of the Company and its shareholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not applicable.

          (d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Material Federal Income Tax Considerations

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 21, 2014	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

99.1	Material Federal Income Tax Considerations